SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2009

CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-32410 (Commission File Number)	98-0420726 (IRS Employer Identification No.)

1601 West LBJ Freeway, Dallas, Texas 75234-6034

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 443-4000

Not Applicable

 (Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, the Compensation Committee of the Board of Directors of Celanese Corporation (the “Company”) approved an amendment (the “Stock Option Amendment”) to the stock option agreements of David N. Weidman, Douglas M. Madden, James S. Alder, John A. O’Dwyer, Jay C. Townsend and certain other officers of the Company.  The Stock Option Amendment provides that if an officer’s employment with the Company continues through April 1, 2012, the stock options granted to such individual will be exercisable through the original expiration date thereof (January 15, 2015) regardless of the officer’s employment following April 1, 2012 unless the officer is terminated for cause.

The description of the Stock Option Amendment contained herein is qualified in its entirety by reference to the form of Amendment Two to Nonqualified Stock Option Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Form of Amendment Two to Nonqualified Stock Option Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION

Date: January 26, 2009	By:	/s/ Robert L. Villaseñor
Name: Robert L. Villaseñor
Title: Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit Number	Description
10.1	Form of Amendment Two to Nonqualified Stock Option Agreement.